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                                                                  EXHIBIT 16.1


BDO LETTERHEAD




June 8, 2000

Securities and Exchange Commission
Washington, DC 20549

Re: Bruker Daltonics Inc. Form S-1/A Registration Statement Filed June 9, 2000

Dear Sir or Madam:

We have read the disclosure under "Changes in and disagreements with accountants on accounting and financial disclosure" of the Form S1/A registration statement of Bruker Daltonics Inc. filed June 9, 2000, and agree with the statements contained therein as they relate to our firm.


Very truly yours,

/s/ BDO von Riegen, Lienau, Sucker & Partner GmbH

BDO von Riegen, Lienau, Sucker & Partner GmbH


cc: Bruker Daltonics Inc.